Exhibit A(1)
Resolutions/Certifications and Statements of Authority
Nationwide Life Insurance Company

CERTIFICATION OF ASSISTANT SECRETARY

I, Kathy R. Richards, Assistant Secretary of NATIONWIDE LIFE INSURANCE COMPANY, hereby certify that the following are true and correct excerpts from the AMENDED ARTICLES OF INCORPORATION of NATIONWIDE LIFE INSURANCE COMPANY, as duly adopted.

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AMENDED ARTICLES OF INCORPORATION

NATIONWIDE LIFE INSURANCE COMPANY

First:                 The name of said Company shall be “Nationwide Life Insurance Company”.

Second:                  Said Company is to be located, and the principal office maintained in the City of Columbus, Ohio.

Third:                 Said Company is formed for the purpose of (a) making insurance upon the lives of individuals and every insurance appertaining thereto or connected therewith on both participating and non-participating plans, (b) granting, purchasing or disposing of annuities on both participating and non-participating plans, (c) taking risks connected with or appertaining to making insurance on life or against accidents to persons, or sickness, temporary or permanent disability on both participating and non-participating plans, (d) investing funds, (e) borrowing money on either a secured or unsecured basis in furtherance of the foregoing, and (f) engaging in all activities permitted life insurance companies under the laws of the State of Ohio.

Fourth:                 No holder of shares of this Company shall be entitled as such, as a matter of right, to subscribe for or purchase shares now or hereafter authorized.

The capital stock of this Company shall be Five Million Dollars ($5,000,000.00) divided into Five Million (5,000,000) Common shares of the par value of One Dollar ($1.00) each, which may be subscribed and purchased, or otherwise acquired for such consideration at not less than par, and under such terms and conditions as the Board of Directors may prescribe.

Fifth:                 Dividends may be declared and paid on the outstanding stock, subject to the restrictions herein contained.  Dividends on the capital stock shall be paid only from the earned surplus of the Company.  Unless those policyholders owning participating insurance policies or contracts shall have received an equitable dividend arising out of savings in mortality, savings in expense loadings and excess interest earnings, if any, from such participating policies, no dividend from such savings and earnings shall be declared or paid on capital stock in the amount in excess of seven percent (7%) per annum, computed on the par value of the stock from date of original issue to date of retirement or date of payment of dividend.

Sixth:                 The corporate powers and business of the Company shall be exercised, conducted and controlled, and the corporate property managed by a Board of Directors consisting of not less than five (5), nor more than twenty-one (21), as may from time to time be fixed by the Code of Regulations of the Company.  At the first election of directors, one-third of the directors shall be elected to serve until the next annual meeting, one-third shall be elected to serve until the second annual meeting, and one-third shall be elected to serve until the third annual meeting; thereafter all directors shall be elected to serve for terms of three (3) years each, and until their successors are elected and qualified.  Vacancies on the Board of Directors, arising from any cause, shall be filled by the remaining directors.

The directors shall be elected at the annual meetings of the stockholders by a majority vote of the stockholders present in person or by proxy, provided that vacancies may be filled as herein provided for.

The stockholders of the Company shall have the right, subject to the statutes of the State of Ohio and these Articles of Incorporation, to adopt a Code of Regulations governing the transaction of the business and affairs of the Company which may be altered, amended or repealed in the manner provided by law.

The Board of Directors shall elect from their own number a Chairman of the Board of Directors, a Chairman and Chief Executive Officer, and a President.  The Board of Directors shall also elect one or more Vice Presidents, General Counsel, Secretary and Treasurer.  The Board of Directors may also elect or appoint such additional vice presidents, assistant secretaries and assistant treasurers as may be deemed advisable or necessary, and may fix their duties.  The Board of Directors may appoint such other officers as may be provided in the Code of Regulations.  All officers, unless sooner removed by the Board of Directors, shall hold office for one (1) year, or until their successors are elected and qualified.  Other than the Chairman of the Board of Directors, Chairman and Chief Executive Officer, and President, the officers need not be members of the Board of Directors.  Officers shall be elected at each annual organization meeting of the Board of Directors, but elections or appointments to fill vacancies may be had at any meeting of the directors.

A majority of the Board of Directors and officers shall, at all times, be citizens of the State of Ohio.

Seventh:                 The annual meeting of the stockholders of the Company shall be held at such time as may be fixed in the Code of Regulations of the Company.  Any meeting of stockholders, annual or special, may be held in or outside of the State of Ohio.  Reasonable notice of all meetings of stockholders shall be given, by mail or publication or as prescribed by the Code of Regulations or by law.

Eighth:                      These Amended Articles of Incorporation shall supersede and take the place of the Articles of Incorporation and all amendments thereto heretofore filed with the Secretary of State by and on behalf of this Company.

Amended effective December 30, 1999

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I further certify that the foregoing AMENDED ARTICLES OF INCORPORATION have not been amended, altered, or repealed and are now in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the corporate seal of NATIONWIDE LIFE INSURANCE COMPANY to be hereunto affixed this 12th day of February, 2010.

/s/ KATHY R. RICHARDS
Kathy R. Richards
Assistant Secretary
(seal)

Exhibit A(2)
Resolutions/Certifications and Statements of Authority
Nationwide Variable Account-II

CERTIFICATION OF ASSISTANT SECRETARY

I, Kathy R. Richards, Assistant Secretary of NATIONWIDE LIFE INSURANCE COMPANY, hereby certify that the following are true and correct excerpts from minutes of meetings of the BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY held on such dates, and that such resolutions were duly adopted.

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EXCERPT FROM:

ACTION OF BOARD OF DIRECTORS IN WRITING WITHOUT A MEETING – NATIONWIDE LIFE INSURANCE COMPANY – DATED:  October 7, 1981

RESOLVED, that the Company, pursuant to the provisions of Ohio Revised Code Section 3907.15 hereby establishes a separate account, designated Nationwide Spectrum Variable Account (hereinafter the Variable Account) for the following use and purposes, and subject to such conditions as hereafter set forth:

RESOLVED, that the Variable Account shall be established for the purpose of providing for the issuance of group and individual variable annuity contracts (hereinafter the Contracts) which Contracts provide that part or all of the payments and benefits will reflect the investment experience of one or more designated underlying securities, and

RESOLVED FURTHER, that the fundamental investment policy of the Variable Account shall be to invest or reinvest the assets of the Variable Account in securities issued by investment companies registered under the Investment Company Act of 1940 and managed by Nationwide Annuity Advisers, Inc. or in securities issued by investment companies registered under the Investment Company Act of 1940 and managed by an investment adviser which is a subsidiary or affiliate of the Company, as may be specified in the respective Contracts, and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Variable Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other action necessary to comply with the Investment Company Act of 1940, including the filing of applications for such exemptions from the Investment Company Act of 1940 as the officers of the Company shall deem necessary or desirable, the Securities Exchange Act of 1934, the Securities Act of 1933, and all other applicable state and federal laws in connection with offering said Contracts for sale and the operation of the Variable Account, and

RESOLVED FURTHER, that the proper officers are authorized to prepare and file with the Securities and Exchange Commission a Form of Notification of Registration on Form N-8A and a Registration Statement on Form N-8B-2 under the Investment Company Act of 1940 and a Registration Statement on Form S6 under the Securities Act of 1933 and to prepare and file such amendments to the foregoing as they may deem necessary or desirable, and

RESOLVED FURTHER, that John E. Fisher, John L. Marakas, P. F. Frenzer, Jack A. Gulick, D. Richard McFerson and John C. Wagner, and each of them with full power to act without the others hereby are severally authorized and empowered to execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account and by the Company as sponsor and depositor a Form of Notification of Registration on Form N-8A, a Registration Statement registering the Variable Account as an investment company under the Investment Company Act of 1940, and a Registration Statement under the Securities Act of 1933, registering the Contracts and any and all amendments to the foregoing on behalf of and as attorneys for the Variable Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Variable Account and the Company, and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized on behalf of the Variable Account and on behalf of the Company to take any and all action which they may deem necessary or advisable in order to sell the Contracts and, if necessary, to register or qualify Contracts for offer and sale under the insurance and securities laws of any of the states of the United States of America and in connection therewith to execute, deliver and file all such applications, reports, covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable in order to maintain such registration or qualification for as long as said officers or counsel deem it to be in the best interests of the Variable Account and the Company, and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized in the names and on behalf of the Variable Account and the Company to execute and file irrevocable written consents on the part of the Variable Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws thereof in connection with said registration or qualification of Contracts and appoint the appropriate state official, or such other persons as may be allowed by said insurance or securities laws, agent of the Variable Account and of the Company for the purpose of receiving and accepting process, and

RESOLVED FURTHER, that to the extent permitted under the Investment Company Act of 1940 and the Securities Act of 1933, all Contracts may contain provisions that, prior to the commencement of annuity payments, the owner may convert accumulation units from one series to another series then available through the Variable Account on a net basis, under conditions which shall be set forth in the Contracts, and that additional series may be established from time to time and made available to existing owners as specified in the Contracts, and

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to establish procedures under which the Company will provide sales and administrative functions with respect to the Variable Account and the Contracts issued in connection therewith, including, but not limited to, procedures for providing voting rights for owners of such Contracts with respect to securities owned by the Variable Account and procedures for adding death and disability benefits where appropriate.

EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the Company in Columbus, Ohio, on April 1, 1987.

The following resolution concerning Nationwide Variable Account-II was presented for consideration:

RESOLVED, that the name of the Nationwide Spectrum Variable Account, established by resolution dated October 7, 1981, shall be and hereby is changed to “Nationwide Variable Account-II,” effective May 1, 1987.

A motion was made, seconded and carried, that the resolution be adopted.

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I further certify that the foregoing resolutions have not been amended, altered, or repealed and are now in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the corporate seal of NATIONWIDE LIFE INSURANCE COMPANY to be hereunto affixed this 12th day of February, 2010.

/s/ KATHY R. RICHARDS
Kathy R. Richards
Assistant Secretary
(seal)

Exhibit A(3)
Resolutions/Certifications and Statements of Authority

Power of Attorney for
Nationwide Life Insurance Company

POWER OF ATTORNEY

Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, as amended, an application for an order of exemption pursuant to Section 6(c) of the Investment Company Act of 1940, and amendments thereto, relating to the recapture of bonus credits, hereby constitute and appoint Stephen S. Rasmussen, Kirt A. Walker, Peter A. Golato, John L. Carter, Eric S. Henderson, Jamie Ruff Casto, Timothy D. Crawford, Stephen M. Jackson, Keith W. Hinze and Paige L. Ryan, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such application, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 6th day of January 2010.

/s/ TIMOTHY G. FROMMEYER	/s/ PETER A. GOLATO
TIMOTHY G. FROMMEYER, Director	PETER A. GOLATO, Director
/s/ KIRT A. WALKER	/s/ MARK R. THRESHER
KIRT A. WALKER, Director	MARK R. THRESHER, Director
/s/ STEPHEN S. RASMUSSEN
STEPHEN S. RASMUSSEN, Director

Exhibit A(4)
Resolutions/Certifications and Statements of Authority
Nationwide Investment Services Corporation

CERTIFICATION OF SECRETARY

I, Kathy R. Richards, Secretary of NATIONWIDE INVESTMENT SERVICES CORPORATION (the “Company”), hereby certify that the following AMENDED AND RESTATED BYLAWS of the Company were adopted by a majority of the Company’s board members at a regular meeting, effective June 17, 2008:

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Article VII. Section 9. Execution of Instruments.  In addition to the Chief Executive Officer, President, Treasurer and Secretary, any vice president, any assistant secretary or assistant treasurer shall have the power and authority to sign all approved documents, instruments, contracts or other papers in connection with the operation of the business of the Company; provided, however, the signature of any of them may be printed, engraved or stamped on any approved document, contract, instrument or other papers of the Company.
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I further certify that the foregoing AMENDED AND RESTATED BYLAWS have not been amended, altered, or repealed and are now in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the corporate seal of NATIONWIDE INVESTMENT SERVICES CORPORATION to be hereunto affixed this 12th day of February, 2010.

/s/ KATHY R. RICHARDS
Kathy R. Richards
Secretary
(seal)